Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Dejour Energy Inc.

598-999 Canada Place

Vancouver, B.C. V6C 3E1

We hereby consent to the use and reference to our name and reports evaluating a portion of Dejour Energy Inc.’s petroleum and natural gas reserves as of December 31, 2010, and the information derived from our reports, as described or incorporated by reference in: (i) Dejour Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2011; (ii) Dejour Energy Inc.’s Registration Statement on Form F-3 (File No. 333-162677); and (iii) Dejour Energy Inc.’s Registration Statements on Form S-8 (Files No. 333-179540 and 333-156772); filed with the United States Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

John E. Keith, P. Eng.
Vice President

Dated: April 27, 2012

Calgary, Alberta

CANADA

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com